Exhibit 77(q)

Exhibits

(a)(1) Articles of Amendment to dissolve Class I shares of ING WisdomTreeTM Global High Yielding Equity Index Portfolio dated October 17, 2012 – Filed herein.

(e)(1) Amended Schedule A dated October 1, 2012 to the Amended Investment Management Agreement dated April 1, 2004 between ING Variable Portfolios, Inc. and ING Investments LLC – Filed herein.

(e)(2) Waiver Letter dated August 5, 2012 to the Amended Investment Management Agreement between ING Investments, LLC and ING Variable Portfolios, Inc. dated April 1, 2004 with respect to ING Euro STOXX 50® Index Portfolio, ING FTSE 100® Index Portfolio, and ING Japan TOPIX Index® Portfolio – Filed herein.

(e)(3) Amended Schedule A effective July 10, 2012 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated March 1, 2002 – Filed herein.

(e)(4) Waiver Letter dated August 5, 2012 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated March 1, 2002 with respect to ING Euro STOXX 50® Index Portfolio, ING FTSE 100® Index Portfolio, and ING Japan TOPIX Index® Portfolio – Filed herein.

(e)(5) Amended Schedule A to the Amended and Restated Expense Limitation Agreement dated March 1, 2022, as restated August 1, 2003, and amended and restated on April 1, 2005 between ING Investments, LLC and ING Variable Portfolios, Inc. – Filed herein.